UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On May 21, 2021 Liberty Star Minerals (“Liberty Star” or the “Company”) announced in an international News Release, the public release of its latest technical report, The Technical Report Red Rock Canyon Gold Property Cochise County, Arizona (the “Report”). Broadlands Mineral Advisory Services Ltd.’s Mr. Bernard Guarnera, P.ENG., QP, CMA authored the Report. The compilation of previous drilling results by others, as noted in the Report, (p.30) indicates that 12 of 17 intercepts reported gold at grades above what is considered current cut off grades, 0.022 oz per ton (0.68 grams per ton). These historical intercepts range from five (5) to forty-five (45) feet in vertical extent and reveal multiple mineralized zones. Grades in the larger intercepts are reported up to 0.182 ounces per ton (5.66 grams per ton). Additionally, Liberty Star collected fifteen (15) more rock samples on a recent field visit near and at the locations of past drilling. We expect the new field assays to confirm similar grades in the corresponding outcrops. These assay results are forthcoming and will be posted soon to the Liberty Star website.

While other Liberty Star technical reports have focused on the Company’s Hay Mountain Project porphyry copper potential, here Mr. Guarnera brings his expertise to bear on the recently acquired Red Rock Canyon (RRC) area and its gold potential. In addition to three recent field visits (2020, 2021) Mr. Guarnera investigated previous findings including geochemical studies, geophysical surveys, field notes and drill records. Given surface study results combined with previous drilling information, Mr. Guarnera concludes that new diamond core drilling aimed at expanding the areal extent of economic gold concentrations certainly has merit.

The Red Rock Canyon tract consists of 6,653 acres of Arizona MEPs and 320 acres of unpatented Federal Lode Mining Claims. The area has been segregated from the larger Hay Mountain Project block after the examination of jasperoid bodies that displayed significant gold values.

The RRC Technical report reinforces Liberty Star’s effort to converge on the gold potential of the area. In the Company’s November 2020 Update CEO Brett Gross stated: “we believe that this potential resource, if proven, may present a significant opportunity to generate early cash flows for the Project as a whole, creating a strongly leveraged improvement to the total Project financial model and dramatically improves Hay Mountain’s prospects for success.” As promised in that Update, Liberty Star continues to publicly release its scientific data.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.18	Liberty Star Presents New Technical Report on Gold Prospect Red Rock Canyon Tract of the Hay Mountain Project in Cochise County, Arizona, USA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: May 21, 2021	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO